Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“UAS ACQUISITION CORP.”, A DELAWARE CORPORATION,

WITH AND INTO “DUKE ROBOTICS, INC.” UNDER THE NAME OF “DUKE ROBOTICS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 2020, AT 2:49 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6022589 8100M	Authentication: 203183000
SR# 20205911335	Date: 06-26-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:49 PM 06/25/2020
FILED 02:49 PM 06/25/2020
SR 20205911335 - File Number 6022589

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Duke Robotics, Inc., and the name of the corporation being merged into this surviving corporation is UAS Acquisition Corp.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Duke Robotics, Inc. a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on June 25, 2020.

SIXTH: The Agreement of Merger is on file at 1 Etgar Street Tirat Carmel, Israel 3903212, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 25th day of June, A.D., 2020.

By:	/s/ Sagiv Aharon
Authorized Officer

Name:	Sagiv Aharon
Print or Type

Title:	Chief Executive Officer